Exhibit 8.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Name under which Subsidiary does Business

Textainer Limited	Bermuda	Textainer Limited

Textainer Equipment Management Limited	Bermuda	Textainer Equipment Management Limited

Textainer Equipment Management (S) Pte Ltd.	Singapore	Textainer Equipment Management (S) Pte Ltd

Textainer Equipment Management (U.S.) Limited	Deleware	Textainer Equipment Management (U.S.) Limited

Textainer Equipment Management (U.K.) Limited	United Kingdom	Textainer Equipment Management (U.K.) Limited

Textainer Equipment Management (U.S.) II LLC	Deleware	Textainer Equipment Management (U.S.) II LLC

Textainer Marine Containers II Limited	Bermuda	Textainer Marine Containers II Limited

Textainer Marine Containers V Limited	Bermuda	Textainer Marine Containers V Limited

Textainer Marine Containers VI Limited	Bermuda	Textainer Marine Containers VI Limited

Textainer Marine Containers VII Limited	Bermuda	Textainer Marine Containers VII Limited

TAP Funding Ltd.	Bermuda	TAP Funding Ltd.